EXHIBIT 23.2
                                  ------------

               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EMCON Employee Stock Purchase Plan of our report dated February 21, 1995, with respect to the consolidated financial statements and schedule of EMCON included and/or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                       Ernst & Young, LLP


San Jose, California
July 25, 1995

























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